	Shareholder Response Summary Report
	The Jensen Portfolio, Inc.
	July 14, 2003

On July 14, 2003, a Special Meeting of Shareholders of The Jensen Portfolio, Inc. (the "Fund"), was held (1) to approve the Amended and Restated Articles of Incorporation for the Fund to provide for classification of shares, and (2) to approve the Amended and Restated Distribution and Shareholder Servicing Plan for the Fund shares pursuant to Rule 12b-1 under the Investment Company Act of 1940.

	The results of the voting were as follows:

1.	To approve the Amended and Restated Articles of Incorporation for the Fund to provide for classification of shares.

			% of Outstanding	% of Shares
		No. of Shares	Shares	Present
	Affirmative	35,830,905.659	51.773%	94.367%
	Against	1,514,991.460	2.190%	3.990%
	Abstain	623,769.157	0.901%	1.643%

	Total	37,969,666.276	54.864%	100.000%

2.	To approve the Amended and Restated Distribution and Shareholder Servicing Plan for the Fund shares pursuant to Rule 12b-1 under the Investment Company Act of 1940.

			% of Outstanding	% of Shares
		No. of Shares	Shares	Present
	Affirmative	35,455,808.029	51.231%	93.379%
	Against	1,833,872.123	2.650%	4.830%
	Abstain	679,989.124	0.983%	1.791%

	Total	37,969,669.276	54.864%	100.000%

Shareholder Response Summary Report
The Jensen Portfolio, Inc.
March 24, 2004

On March 24, 2004, a Special Meeting of Shareholders of The Jensen Portfolio, Inc. (the "Fund"), was held (1) to approve the election of a new Director, Thomas L. Thomsen, Jr., as an independent director, and (2) to approve the Proposed Investment Advisory Agreement.

The results of the voting were as follows:

To approve the election of a new Director, Thomas L. Thomsen, Jr., as an independent director.

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	66,440,057.004	79.754%	97.735%
Against	433,583.528	0.520%	0.638%
Abstain	1,105,923.261	1.328%	1.627%

Total	67,979,563.793	81.602%	100.000%

To approve the Proposed Investment Advisory Agreement.

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	66,037,429.522	79.270%	97.143%
Against	599,089.498	0.720%	0.881%
Abstain	1,343,044.773	1.612%	1.976%

Total	67,979,563.793	81.602%	100.000%